EXHIBIT 14

ERNST & YOUNG LLP
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                         CONSENT OF INDEPENDENT AUDITORS





         We consent to the reference to our firm under the captions "Other Service Providers", "Financial Highlights" and "Experts" in the Combined Proxy Statement and Prospectus and "Custodian and Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated September 20, 1999 with respect to Managed High Yield Fund, Inc. and July 22, 1999 with respect to Managed High Yield Plus Fund, Inc., in this Registration Statement on Form N-14 of Managed High Yield Plus Fund, Inc.


                                    /s/ Ernst & Young LLP
                                   ---------------------------------
                                    ERNST & YOUNG LLP



New York, New York
February 15, 2000